UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant    ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only

        (as permitted by Rule 14a-6(e)(2))

☒     Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to §240.14a-12

COBRA ELECTRONICS CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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6500 West Cortland Street	Chicago, Illinois 60707	773-889-8870	Fax: 773-889-1678

Notice of Annual Meeting of Shareholders

To Be Held on May 13, 2014

To the Shareholders:

The Annual Meeting of Shareholders of Cobra Electronics Corporation (the ‘‘Company’’) will be held at the offices of Sidley Austin LLP, One South Dearborn Street, Room 37N12, Chicago, Illinois 60603 on Tuesday, May 13, 2014 at 11:00 a.m. local time to:

1.	Elect two Class I director nominees named in the attached proxy statement to serve on the Board of Directors until the 2017 Annual Meeting of Shareholders;

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014;

3.	To hold an advisory vote on executive compensation; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on March 21, 2014 are entitled to notice of and to vote at the meeting or any adjournments thereof. A complete, alphabetic list of such shareholders showing their addresses and the number of shares registered for each will be kept open at the offices of the Company, 6500 West Cortland Street, Chicago, Illinois 60707, for examination by any shareholder during ordinary business hours for a period of ten days prior to the meeting.

Whether or not you plan to attend the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2014.

Copies of the Form 10-K and Summary Annual Report for the year ended December 31, 2013, the Proxy Statement and a proxy card accompany this notice. In addition, these documents are available at www.cobra.com.

By order of the Board of Directors,

ROBERT J. BEN
Secretary

Chicago, Illinois

March 28, 2014

COBRA ELECTRONICS CORPORATION

6500 West Cortland Street

Chicago, Illinois 60707

Proxy Statement for Annual Meeting of Shareholders

To Be Held on May 13, 2014

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Cobra Electronics Corporation (the ‘‘Company’’) to be voted at the Company’s 2014 Annual Meeting of Shareholders to be held on Tuesday, May 13, 2014 at the offices of Sidley Austin LLP, One South Dearborn Street, Room 37N12, Chicago, Illinois 60603 at 11:00 a.m. local time. The principal executive offices of the Company are located at 6500 West Cortland Street, Chicago, Illinois 60707. This Proxy Statement, the accompanying proxy card, 2013 Summary Annual Report and Form 10-K were first mailed to shareholders on or about March 28, 2014.

RECORD DATE AND OUTSTANDING VOTING SECURITIES

Only shareholders of record at the close of business on March 21, 2014 are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding 6,602,980 shares of Common Stock, par value $.33 1/3 per share. Owners of Common Stock are entitled to one vote for each share held. The Company has no other outstanding voting securities.

REVOCATION OF PROXIES AND OTHER VOTING INFORMATION

Proxies given pursuant to this solicitation may be revoked at any time prior to the voting thereof (by giving written notice to the Secretary of the Company, by executing a proxy card bearing a later date which is voted at the meeting or by attending the 2014 Annual Meeting of Shareholders and voting in person); once voted, however, proxies may not be retroactively revoked.

With respect to the election of directors, a shareholder may (i) vote for the election of both of the nominees designated below, (ii) vote for the election of one of the nominees designated below or (iii) withhold authority to vote for either nominee. All outstanding shares of Common Stock represented by properly executed and unrevoked proxies received in time for the meeting will be voted as instructed in the accompanying proxy. If you sign and return the proxy without indicating your instructions, your shares will be voted as follows: (1) for the election of each of the nominees designated below to serve as Class I directors, (2) for the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2014 and (3) for the proposal relating to the Company’s executive compensation.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Please note that if you hold your shares through a broker, your broker cannot vote your shares on proposals 1 or 3 in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

A quorum is necessary to hold a valid meeting. If shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker does not vote on some matter on the proxy card because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

If a quorum is present at the meeting, the two persons receiving the greatest number of votes will be elected to serve as Class I directors. Accordingly, non-voted shares and withholding authority to vote for the director nominees will not affect the outcome of the election of the director nominees. If a quorum is present at the meeting, the affirmative vote of a majority of the shares present in person or by proxy at the meeting is required to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountant. Accordingly, non-voted shares and withholding authority to vote with respect to such proposal will have no effect. Because the proposal regarding the advisory vote on executive compensation is non-binding, non-voted shares will have no effect on the ratification of the resolution.

If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact the Company’s proxy solicitor: Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902 (shareholders, please call 800-607-0088; banks and brokerage firms, please call 203-658-9400).

PROPOSAL I – ELECTION OF CLASS I DIRECTORS

The Company’s Certificate of Incorporation classifies the Board of Directors into three classes, as nearly equal in number as possible, with directors in each class serving for three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting for a full three-year term. The Board of Directors has determined that all Board members, excluding James R. Bazet, are independent under the independence requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and the listing standards of the NASDAQ Stock Market. The term of two of the present directors will expire at the 2014 Annual Meeting of Shareholders. Mr. James R. Bazet, director, and Mr. William P. Carmichael, director, have been nominated for election as Class I directors for three-year terms expiring at the 2017 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

Unless otherwise specified on a proxy card, it is the present intention of the persons named in the accompanying proxy card to vote that proxy for the election of Messrs. Bazet and Carmichael. If on account of death or unforeseen contingencies, Messrs. Bazet or Carmichael should not be available for election, the persons named in the accompanying proxy card reserve the right to vote that proxy card for such other person as may be nominated to serve as Class I directors by the Board of Directors of the Company. The Company has no reason to believe that the Class I nominees will be unable to serve if elected.

The names of the Company’s directors and the director nominees, their principal occupations and certain biographical information relating to them are set forth below:

Directors and Nominees	Age	Principal Occupation

James R. Bazet, Class I (Nominee for Class I, term if elected expiring in 2017)	66

Chairman of the Board of the Company, September 2008 to present; Chief Executive Officer of the Company, January 1998 to present; President of the Company, January 1998 to January 2013. Director since May 1997. In determining that Mr. Bazet should serve as a director of the Company, the Governance and Nominating Committee considered his long-standing history with, and knowledge of, the Company, as well as his experience in a variety of consumer product industries both domestically and internationally. Mr. Bazet’s demonstrated management and leadership abilities were also attributes that led the Governance and Nominating Committee to conclude that his skills fit with the needs of the Board of Directors.

Directors and Nominees	Age	Principal Occupation

William P. Carmichael, Class I (Nominee for Class I, term if elected expiring in 2017)	70

Retired; Director of The Finish Line since July 2003; Director of McMoRan Exploration Co. from June 2010 to June 2013; Director of International Textile Group, Inc. since December 2012; Director of Simmons Company May 2004 to January 2010; Director of Spectrum Brands Inc. (formerly Rayovac Corporation), August 2002 to August 2009; and Chairman (since January 2014) of Columbia Funds Series Trust, Columbia Funds Series Trust II, Columbia Funds Insurance Trust I, and two Columbia advised closed end funds; Chairman (since January 2014), Columbia Seligman Premium Technology Growth Fund and Tri-Continental Corporation. Director since 1994. In determining that Mr. Carmichael should serve as a director of the Company, the Governance and Nominating Committee considered his long-standing history with, and knowledge of, the Company, as well as his experience serving on boards of other public companies. Mr. Carmichael’s financial knowledge was also an attribute that led the Governance and Nominating Committee to conclude that his skills fit with the needs of the Board of Directors.

S. Sam Park, Class II (Term expiring in 2015)	59

Retired; Vice President, Strategic Initiatives – Asia, Enerkem Corporation, January 2012 to January 2014; Vice President, New Business Development, Celanese Advanced Fuel Technologies 2011 to 2012; Global Strategy and Business Development Leader, Celanese Industrial Specialties, 2006 to 2011; General Manager, Celanese (China) Holding Company, Ltd., 2004 to 2006; Director, Celanese (Nanjing) Chemical Company, Ltd., 2003 to 2006; Managing Director, Strategic Activities – Asia, Celanese Corporation, 2000 to 2006; and other leadership positions in finance, internal audit and strategic planning with Celanese Corporation, 1985 to 2000. Director since June 2007. In determining that Mr. Park should continue serving as a director of the Company, his global business experience, particularly his business experience in Asia, were attributes that led the Governance and Nominating Committee to conclude that his skills fit with the needs of the Board of Directors.

John S. Lupo, Class III (Term expiring in 2016)	67

Retired; Senior Merchandising and Marketing Principal at Renaissance Partners, LLC, 2000 to 2008; Executive Vice President, Sales & Marketing, Basset Furniture, 1998 to 2000; Chief Operating Officer of the International Division of Wal-Mart Stores, Inc., 1996 to 1998; Senior Vice President, General Merchandise Manager, Wal-Mart Stores, Inc. 1990 to 1996; Director of Spectrum Brands Inc. (formerly Rayovac Corporation), 1998 to August 2009; Director of Citi Trends, Inc. since 2003; and Director of AB Electrolux 2007 to 2012. Director since July 2007. In determining that Mr. Lupo should continue serving as a director of the Company, the Governance and Nominating Committee considered his extensive experience serving on the boards of comparable companies. Mr. Lupo’s considerable retail marketing experience was also an attribute that led the Governance and Nominating Committee to conclude that his skills fit with the needs of the Board of Directors.

Directors and Nominees	Age	Principal Occupation

Ian R. Miller, Class III (Term expiring in 2016)	63

CEO/Founder, The Brand Practice LLC, business and brand strategy consultancy, August 2001 to present; Executive Vice President, MarchFirst, Inc., August 2000 to August 2001; President, Consumer Food Worldwide Division, Monsanto Corporation, 1996 to 1999. Director since February 2000. In determining that Mr. Miller should continue serving as a director of the Company, his considerable marketing and brand strategy experience were attributes that led the Governance and Nominating Committee to conclude that his skills fit with the needs of the Board of Directors.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors provides oversight with respect to our overall performance, strategic direction and key corporate policies. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. Members of the Board of Directors are kept informed of our business by various reports and documents provided to them on a regular basis, including operating and financial reports made at Board of Directors and committee meetings by the Company’s Chairman and Chief Executive Officer and other officers. The Board of Directors has three standing committees, the principal responsibilities of which are described below.

A director is independent if the Board of Directors affirmatively determines that he or she has no material relationship with the Company and otherwise satisfies the independence requirements of the NASDAQ Stock Market and the Exchange Act. A director is “independent” under the NASDAQ Stock Market listing standards if, in the Board of Directors’ opinion, the director has no relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. According to these standards, a director is not independent if:

•	The director is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company.

•

The director has accepted, or has a family member who has accepted, any compensation from the Company or any parent or subsidiary of the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than (i) compensation for board or board committee service, (ii) compensation paid to a family member who is an employee (other than an executive officer) of the Company or any subsidiary of the Company or (iii) benefits under a tax-qualified retirement plan or non-discretionary compensation.

•	The director is a family member of an individual who is, or at any time during the past three years was, employed by the Company or any parent or subsidiary of the Company as an executive officer.

•

The director is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company or any parent or subsidiary of the Company made, or from which the Company or any parent or subsidiary of the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (i) payments arising solely from investments in the Company’s securities or (ii) payments under non-discretionary charitable contribution matching programs.

•

The director is, or has a family member who is, employed as an executive officer of another entity where, at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity.

•

The director is, or has a family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Direct or indirect ownership of even a significant amount of our stock by a director who is otherwise independent as a result of the application of the foregoing standards will not, by itself, bar an independence finding as to such director.

The Board of Directors has reviewed the independence of all of our non-employee directors serving as of the end of 2013 and found that each of them, namely William P. Carmichael, John S. Lupo, Ian R. Miller and S. Sam Park, is independent within the meaning of the rules of the NASDAQ Stock Market and the Exchange Act. James R. Bazet, as Chairman and Chief Executive Officer of the Company, is not an independent director of the Company.

The Board of Directors met eight times in 2013 and Messrs. Bazet, Carmichael, Lupo, Miller and Park each attended all of these meetings as well as all of the committee meetings on which they served, except that Mr. Park was unable to attend one Audit Committee meeting. We encourage, but do not require, our directors to attend annual meetings of shareholders. All of our directors attended the 2013 Annual Meeting of Shareholders.

Committees

In 2013, the Board of Directors had standing Governance and Nominating, Audit and Compensation committees. Current committee membership follows:

Name	Governance and Nominating Committee		Audit Committee		Compensation Committee

William P. Carmichael	X		X	*
John S. Lupo	X		X		X
Ian R. Miller					X	*
S. Sam Park	X	*	X		X

* Chair of the Committee

Governance and Nominating Committee

The Board of Directors has established the Governance and Nominating Committee, which is responsible for (i) identifying and recommending to the Board of Directors candidates to fill existing vacancies on, or to serve as additional members of, the Board of Directors or any committee thereof, (ii) considering, overseeing and implementing a process to evaluate the effectiveness of the Board of Directors (which may include an evaluation of the charters, structure, operations and membership qualifications for the Board of Directors or any committee thereof), (iii) reviewing at least annually and recommending modifications to the Board of Directors’ corporate governance guidelines, (iv) reviewing and evaluating all shareholder nominees for director and (v) developing and making recommendations to the Board of Directors regarding director independence. The Board of Directors has adopted a Governance and Nominating Committee Charter, a copy of which is available on the Company’s website at www.cobra.com.

The Governance and Nominating Committee consists of three directors, each of whom the Board of Directors has determined has no material relationship with us and is otherwise independent under the rules of the NASDAQ Stock Market and the Exchange Act. The members of the Governance and Nominating Committee are S. Sam Park (Chair), William P. Carmichael and John S. Lupo. During 2013, the Governance and Nominating Committee met two times.

Nomination of Directors

The Governance and Nominating Committee has not established any specific, minimum qualifications that must be met by director candidates or identified any specific qualities or skills that it believes our directors must possess. The Governance and Nominating Committee may take a wide range of factors into account in evaluating the suitability of director candidates, including the nominee’s judgment, skill, integrity, diversity and business or other experience. It is the Governance and Nominating Committee’s view that directors should have experience in positions with a high degree of responsibility, be leaders in the organizations with which they are affiliated, be selected based on contributions they can make to the Board of Directors and management and be free from relationships or conflicts of interest that could interfere with the director’s duties to the Company and its shareholders.

Although there is no specific policy on considering diversity, the Board of Directors and the Governance and Nominating Committee take various diversity-related considerations into account in the selection criteria for new directors. The Governance and Nominating Committee seeks members from diverse professional backgrounds to combine a broad spectrum of experience and expertise with a reputation for integrity. Some additional considerations may include gender, race, national origin, functional background and the diversity of perspectives that the candidate would bring to the Board of Directors. The Board of Directors believes that its diverse composition provides significant benefit to the Company.

The Governance and Nominating Committee does not have any single method for identifying director candidates but will consider candidates suggested by a wide range of sources, including the use of outside consultants.

The Governance and Nominating Committee will consider director candidates recommended by our shareholders. Shareholders wishing to recommend a candidate to the Governance and Nominating Committee should do so by submitting the recommendation in writing to our Secretary at 6500 West Cortland Street, Chicago, IL 60707, and they will be forwarded to the Governance and Nominating Committee members for their consideration. Any such recommendation should include:

•	The number of shares of the Company held by the shareholder;

•	The name and address of the candidate;

•

A brief biographical description, including the candidate’s occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

•	The candidate’s signed consent to serve as a director if elected and to be named in the Proxy Statement.

Once the Governance and Nominating Committee receives the recommendation, it may request additional information from the candidate about the candidate’s independence, qualifications and other information that would assist the Governance and Nominating Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our Proxy Statement, if nominated. The Governance and Nominating Committee will apply the same standards in considering director candidates recommended by shareholders as it applies to other candidates.

In 2014, all of the director nominees are directors standing for re-election.

Audit Committee

The Board of Directors has established an Audit Committee for the purpose of overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) our compliance with legal and regulatory requirements, including our disclosure controls and procedures; (ii) our independent registered public accounting firm’s qualifications, independence and services; and (iii) the performance of our audit of our consolidated financial statements by our independent registered public accounting firm. The Board of Directors has adopted an Audit Committee Charter, a copy of which is available on the Company’s website at www.cobra.com.

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services to be provided to the Company by the independent registered public accounting firm, subject to any exceptions provided in the Exchange Act. These services may include audit services, audit-related services, tax services and other services. As part of its quarter-end review and analysis, the Company compares year-to-date fees paid to the independent registered public accounting firm to amounts pre-approved for audit services, audit-related services, tax services and other services as well as to the latest full-year estimates provided by the independent registered public accounting firm. This analysis provides the Company with the basis for monitoring services provided by the independent registered public accounting firm in accordance with pre-approved fees. Should the latest full-year estimates exceed pre-approved levels, this will be reported to the Audit Committee at the next scheduled meeting or earlier, if limits are expected to be exceeded before that time. The Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals, provided that any such decision of such member or members must be presented to the full committee at its next scheduled meeting.

The Audit Committee consists of three directors, each of whom the Board of Directors has determined has no material relationship with us and is otherwise independent under the rules of the NASDAQ Stock Market and the Exchange Act. In addition, all Audit Committee members must meet the heightened standards for independence for audit committee members imposed by the Securities and Exchange Commission (“SEC”) and NASDAQ Stock Market. Under those heightened standards, a director may not serve on the Audit Committee if the director (i) has received any consulting, advisory, or other compensatory fees from us (other than in his or her capacity as a director), (ii) is our affiliate or the affiliate of any of our subsidiaries or (iii) has participated in the preparation of our financial statements or the financial statements of any of our subsidiaries at any time during the past three years. Each member of our Audit Committee satisfies this heightened standard. All Audit Committee members must be financially literate, and at least one member must have accounting or related financial management expertise. The members of the Audit Committee are William P. Carmichael (Chair), John S. Lupo and S. Sam Park. The Board of Directors has also determined that William P. Carmichael is an audit committee financial expert as such term is defined by the rules of the SEC. During 2013, the Audit Committee met seven times.

Compensation Committee

The Board of Directors has established a Compensation Committee for the purpose of discharging the Board of Directors’ responsibilities relating to compensation of the Company’s directors and executive officers, including with respect to compensation plans, policies and programs, as well as for approving individual executive officer compensation, intended to attract, retain and appropriately reward employees in order to motivate their performance in the achievement of the Company’s business objectives and align their interests with the long-term interests of the Company’s shareholders. The Compensation Committee’s responsibilities include (i) determining and approving the individual elements of the chief executive officer’s total compensation and the compensation of the Company’s other executive officers, (ii) reviewing, administering and overseeing the Company’s employee and management compensation and benefit plans and policies, (iii) advising management on the setting of compensation for officers whose compensation is not subject to Compensation Committee approval, (iv) approving or making recommendations regarding the Company’s compensation plans, including with respect to incentive-compensation plans and equity-based plans, policies and programs, (v) approving grants and/or awards of restricted stock, stock options and other forms of equity-based compensation under the Company’s stock option, incentive compensation and equity-based plans, (vi) approving tax qualified, non-discriminatory employee benefit plans and parallel nonqualified plans, (vii) reviewing and approving, for the chief executive officer and other executive officers of the Company, when and if appropriate, employment agreements, severance agreements, consulting agreements and change in control or termination provisions/agreements and (viii) evaluating and recommending to the full Board appropriate compensation for the Company’s directors. The Board of Directors has adopted a Compensation Committee Charter, a copy of which is available on the Company’s website at www.cobra.com.

The Board of Directors has delegated to the Compensation Committee unlimited authority with regard to compensation matters. The Compensation Committee receives recommendations from Mr. Bazet as to the salaries of our named executive officers, as defined under “Executive Compensation” on page 12 of this Proxy Statement, and the individual and Company thresholds to be used for our 2013 Executive Incentive Payment Plan. Such performance thresholds are subject to approval and ratification of the Compensation Committee.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of Mr. Bazet. Compensation Committee meetings are regularly attended by Mr. Bazet. At some meetings, the Compensation Committee also meets in executive session. The Compensation Committee’s Chairman reports the committee’s recommendations on executive compensation to the Board. Independent advisors and the Company’s Human Resources Department support the Compensation Committee in its duties and, along with Mr. Bazet, may be delegated authority to fulfill certain administrative duties regarding compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid to outside consultants by the Company to ensure that the consultant maintains its objectivity and independence when rendering advice to the committee.

The Compensation Committee consists of three directors, each of whom the Board of Directors has determined has no material relationship with us and is otherwise independent under the rules of the NASDAQ Stock Market and the Exchange Act. The members of the Compensation Committee are Ian R. Miller (Chair), John S. Lupo and S. Sam Park. During 2013, the Compensation Committee met six times.

Board Leadership Structure

The Board of Directors has chosen to combine the roles of Chairman and Chief Executive Officer. The Board of Directors has not designated a lead independent director. The Board determined that this structure, together with very active independent directors, is most appropriate and effective for the Company. The Board believes that this structure promotes efficiency, within the context of an active and independent Board, through more direct communication of critical information from the Company to the Board and from the Board to the Company. In addition, the Chief Executive Officer’s extensive knowledge of the Company uniquely qualifies him to lead the Board in focusing on the issues that are most material to the Company.

Risk Oversight

The Board of Directors and its Audit Committee are intimately involved in the risk management of the Company. Given the size of the Board of Directors and the long tenures of the directors, the directors themselves identify, analyze, prioritize and monitor risks on a collective basis. Risk management is frequently discussed at board meetings and all of the directors are directly engaged in managing and oversight of the Company’s risks. In addition, the Audit Committee identifies, analyzes, prioritizes and monitors financial risks. The Audit Committee reports to the Board regarding its financial risk assessments after each regularly scheduled Audit Committee meeting.

SHAREHOLDER COMMUNICATIONS

Any shareholder who desires to contact the non-management directors or the other members of our Board may do so by writing to: Cobra Electronics Corporation, Board of Directors at 6500 West Cortland Street, Chicago, IL 60707. Communications that are intended specifically for non-management directors should be addressed to the attention of the Chair of the Governance and Nominating Committee. All communications will be forwarded to the Chair of the Governance and Nominating Committee unless the communication is specifically addressed to another member of the Board, in which case, the communication will be forwarded to that director.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics (the “Code”), which applies solely to the Company’s officers and other senior financial and accounting personnel, including the principal financial officer and the principal accounting officer and those performing similar functions as well as the directors. The Company encourages all employees, officers and directors to promptly report any violations of the Code to the appropriate persons identified in the Code. Any waivers or amendments to the Code will be approved by the Board of Directors or the Governance and Nominating Committee and will be disclosed by publishing a statement on the Company’s website. A copy of the Code is posted on our website at www.cobra.com.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information as to the beneficial ownership of Common Stock, as of March 21, 2014, of each of the Company’s directors and director nominees, each executive officer named in the 2013 Summary Compensation Table on page 13 of this Proxy Statement and the Company’s directors and executive officers as a group. In calculating the percentages of outstanding Common Stock, each listed person’s stock options that are exercisable within 60 days of March 21, 2014 have been added to the total outstanding shares of Common Stock for such person’s calculation.

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Outstanding Common Stock
James R. Bazet	213,190	(2)	3.2%
Sally A. Washlow	46,650	(3)	*
Robert J. Ben	33,400	(4)	*
William P. Carmichael	30,000		*
John S. Lupo	12,000		*
Ian R. Miller	11,000		*
S. Sam Park	19,343	(5)	*
All directors, director nominees and executive officers as agroup (7 persons)	365,583	(6)	5.4%

*	Less than 1% of the outstanding Common Stock.

(1)

Except as otherwise disclosed, beneficial ownership includes both sole investment and voting power with respect to the shares indicated. Includes stock options that are exercisable within 60 days of March 21, 2014.

(2)	The amount includes (i) 113,500 shares which Mr. Bazet may acquire pursuant to the exercise of stock options and (ii) 11,550 restricted shares.

(3)	The amount includes (i) 29,250 shares which Ms. Washlow may acquire pursuant to the exercise of stock options and (ii) 5,775 restricted shares.

(4)	The amount includes (i) 15,900 shares which Mr. Ben may acquire pursuant to the exercise of stock options and (ii) 3,825 restricted shares.

(5)	The amount includes 4,699 shares and 5,000 shares owned by The Xandi Park Trust and The Tephi Park Trust, respectively, for both of which Mr. Park is trustee.

(6)	The amount includes (i) 158,650 shares which directors, director nominees and executive officers may acquire pursuant to the exercise of stock options and (ii) 25,950 restricted shares.

To the knowledge of the Company, the only beneficial owners as of March 21, 2014 of more than 5% of the outstanding shares of Common Stock are as follows:

Name and Address	Amount and Nature of Beneficial Ownership (1)		Percent of Outstanding Common Stock
Thomas A. Satterfield, Jr.	605,000	(2)	9.2%
2609 Caldwell Mill Lane
Birmingham, AL 35243

Dimensional Fund Advisors LP	471,951	(3)	7.1%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746

Franklin Resources, Inc.	455,000	(4)	6.9%
One Franklin Parkway
San Mateo, CA 94403-1906

(1)	Beneficial ownership includes both sole investment and voting power with respect to the shares indicated.

(2)

This information is based upon a Schedule 13G/A filed by Thomas A. Satterfield, Jr. with the SEC on February 11, 2014. Mr. Satterfield has sole voting and dispositive power over 12,500 shares and shared voting and dispositive power over 592,500 shares.

(3)

This information is based upon a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 10, 2014. Dimensional has sole voting power over 470,408 shares and dispositive power over 471,951 shares, none of which are actually owned by it. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. Dimensional disclaims beneficial ownership of such shares.

(4)

This information is based upon a Schedule 13G/A filed by Franklin Resources, Inc. (“FRI”) with the SEC on February 4, 2013. The securities reported are beneficially owned by one or more open or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of FRI. Investment management contracts grant to such subsidiaries all investment and/or voting power over the securities owned by such investment management clients, unless otherwise noted. The Schedule 13G indicates that, as of December 31, 2012, Franklin Advisory Services, LLC had sole voting power and sole dispositive power over 455,000 shares. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI, Charles B. Johnson, Rupert H. Johnson, Jr. and each of the investment management subsidiaries disclaim any pecuniary interest in any of the shares.

EXECUTIVE COMPENSATION

Overview

The Compensation Committee of our Board of Directors, which we refer to as the Compensation Committee, sets the compensation of our executive officers. Our executive compensation programs are intended to align executive compensation with our business objectives, including a focus on improved financial operating performance and stock price appreciation, and to enable us to attract, retain and reward executive officers who contribute to our long-term success. The compensation paid or awarded to our executive officers is generally based on the assessment of each individual’s performance compared against the business objectives established for the fiscal year as well as our historical compensation practices.

This section provides a discussion of the compensation paid or awarded to our Chairman and Chief Executive Officer and our two other most highly compensated executive officers as of December 31, 2013. We refer to these individuals as our “named executive officers.” For 2013, our named executive officers were:

•	James R. Bazet, Chairman and Chief Executive Officer;

•	Sally A. Washlow, President; and

•	Robert J. Ben, Senior Vice President, Chief Financial Officer, and Secretary.

The material elements of our compensation program for our named executive officers are base salary, annual cash bonuses, long-term incentive compensation, and deferred compensation benefits. Our named executive officers also receive a perquisite allowance and are eligible to participate in our 401(k), health and welfare benefit plans and fringe benefit programs generally available to our other employees.

Compensation of Named Executive Officers

Base Salary. Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our named executive officers are designed to reflect each executive officer’s scope of responsibility and accountability with us. Please see the “Salary” column in the 2013 Summary Compensation Table for the base salary amounts received by each named executive officer in 2013.

Annual Cash Bonuses. Pursuant to the terms of their employment agreements, each of the named executive officers are eligible to receive an annual cash bonus based on the Company’s performance. Annual bonus compensation holds executives accountable, rewards the executives based on actual business results and helps create a “pay for performance” culture. Please see the “Non-Equity Incentive Compensation” column in the 2013 Summary Compensation Table and the narrative immediately following such table for a description of the 2013 annual bonus program applicable to each named executive officer.

Long-Term Incentive Compensation. The Company’s 2010 Equity Incentive Plan, which was approved by shareholders of the Company on May 11, 2010, allows the Compensation Committee to award various forms of long-term incentive grants, including stock options and restricted stock. The Compensation Committee has sole discretion in selecting participants for long-term incentive grants under the plan. For 2013, the Company did not make any long-term incentive grants to the named executive officers.

Executive Deferred Compensation Plans. Each of our named executive officers also participates in a non-qualified deferred compensation plan that provides for retirement benefits. The Compensation Committee believes that these types of plans are an important element in attracting and retaining talent in a competitive market. Please see the “Additional Narrative Disclosure – Retirement and Post-Termination Arrangements” section of this Proxy Statement for further information regarding these deferred compensation plans.

2013 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for 2013 and 2012 of the Company’s principal executive officer and two other most highly compensated executive officers who were serving the Company as executive officers on December 31, 2013 (the “named executive officers” or “NEOs”).

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation (4)	Non-Qualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6) (7) (8)	Total ($)
James R. Bazet	2013	599,758	–	–	–	12,025	–	49,877	661,660
Chairman and Chief Executive Officer (principal executive officer)	2012	579,941	32,000	69,300	56,595	96,375	–	47,452	881,663

Sally A. Washlow (9)	2013	283,283	–	–	–	5,000	32,294	22,596	343,173
President	2012	240,151	–	34,650	28,298	50,474	22,000	22,471	398,043

Robert Ben (10)	2013	242,033	–	–	–	5,000	40,981	21,336	309,350
Senior VP, CFO and Secretary	2012	233,827	–	34,650	28,298	49,140	40,981	19,461	406,356

(1)

Pursuant to Mr. Bazet’s 2012 employment agreement, the amount shown in the column for Mr. Bazet in 2012 includes a one-time termination date payment of $32,000 for termination of his 2009 Employment Agreement, which he was entitled to receive on July 31, 2012. As noted in the narrative following this table, during 2012, Mr. Bazet and the Company entered into a new employment agreement.

(2)

Amounts shown in these columns represent the grant date fair value of restricted stock awards determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). There were no stock awards granted in 2013. These amounts are reported based on the aggregate grant date fair value of the award and do not represent amounts paid to or realized by the named executive officer. Please see Note 12, “Stock Based Compensation” in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of the relevant assumptions used in calculating the amounts.

(3)

Amounts shown in this column represent the grant date fair value of stock options determined in accordance with FASB ASC Topic 718. There were no stock options granted in 2013. These amounts are reported based on the aggregate grant date fair value of the award and do not represent amounts paid to or realized by the NEO. Please see Note 12, “Stock Based Compensation” in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of the relevant assumptions used in calculating the amounts.

(4)

The amounts shown in this column represent the annual performance bonus payable pursuant to the terms of Mr. Bazet’s employment agreement and discretionary incentive payments for Ms. Washlow and Mr. Ben. Please see the “Narrative to the Summary Compensation Table – Annual Bonuses” section shown on page 15 of this Proxy Statement for further information regarding the terms of the annual bonus programs applicable to each of the named executive officers.

(5)

Amounts shown in this column include contributions made by the Company on behalf of Ms. Washlow and Mr. Ben to the Cobra Electronics Corporation 2002 Deferred Compensation Plan for Select Executives, a nonqualified defined contribution plan. In 2013, the Company contributed $32,294 and $40,981 to the accounts of Ms. Washlow and Mr. Ben, respectively. See the “2002 Deferred Compensation Plan for Select Executives” section shown on page 17 of this Proxy Statement for further information concerning these deferred compensation benefits.

(6)

Amounts shown in this column include perquisite allowances paid directly to our named executive officers. Mr. Bazet, Ms. Washlow and Mr. Ben received an annual allowance in 2013 of $25,000, $10,000 and $10,000, respectively, for perquisites of their choice.

(7)

Amounts shown in this column include match contributions made by the Company on behalf of each of the named executive officers to the Cobra Electronics Corporation Profit Sharing and 401(k) Incentive Savings Plan. In 2013, the Company’s matching contributions made to the accounts of Mr. Bazet, Ms. Washlow and Mr. Ben were $7,350, $4,375 and $5,863, respectively.

(8)

Amounts shown in this column include payouts of unused paid time off hours accrued under the Company’s paid time off program, which are subject to certain maximums depending on years of service and allows each named executive officer, at his or her election, to receive a cash payment for unused paid time off hours. In 2014, Mr. Bazet, Ms. Washlow and Mr. Ben received $17,527, $8,221 and $5,473, respectively, for unused paid time off hours accrued in 2013.

(9)	Ms. Washlow was promoted to the position of President of the Company, effective January 4, 2013. Prior to such date, Ms. Washlow served as Senior Vice President, Marketing and Sales.

(10)	Mr. Ben’s duties were expanded to include those of Secretary of the Company, effective December 31, 2013.

NARRATIVE TO SUMMARY COMPENSATION TABLE

Employment Agreements

During 2013, Ms. Washlow and Mr. Ben were employed pursuant to agreements with our Company. On June 11, 2012, the Compensation Committee approved and the Company entered into a new employment agreement with Mr. Bazet that replaced his prior employment agreement, which was set to expire on July 31, 2012. Mr. Bazet’s new employment agreement expires December 31, 2015 (subject to an extension for up to six months in the case of a contemplated change in control pursuant to a definitive agreement entered into within six-months of the December 31, 2015 expiration date). The employment agreements for Ms. Washlow and Mr. Ben have no expiration dates. Each employment agreement sets forth, among other things, the named executive officer’s minimum base salary, management incentive opportunities and entitlement to participate in our benefit plans.

Mr. Bazet’s employment agreement provides that his base salary will be increased by a minimum of 3% each year. Mr. Bazet’s base salary in 2013 was $607,586 compared to $589,889 in 2012. The 2013 base salaries established by the Compensation Committee for Ms. Washlow and Mr. Ben were $285,000 and $242,190, respectively. The salary of each of the named executive officers is subject to an annual review by the Compensation Committee.

In addition, the employment agreements provide annual performance bonuses for each of the named executive officers. Please see “Annual Bonuses” below, for a discussion of the annual performance bonuses for each of the named executive officers. Mr. Bazet is also eligible to receive a bonus of $32,000 and full vesting of equity awards granted to Mr. Bazet after the effective date of his employment agreement if Mr. Bazet remains employed with the Company through December 31, 2015.

Pursuant to the employment agreements, Mr. Bazet, Ms. Washlow and Mr. Ben are each entitled to an annual perquisite allowance of $25,000, $10,000 and $10,000, respectively, to be used for perquisites of their choice. In the past, such perquisites have included car allowances, health-club memberships and purchases of exercise equipment.

The employment agreements and the deferred compensation plan applicable to each named executive officer provide for post-termination compensation. Please see “Additional Narrative Disclosure – Retirement and Post Termination Arrangements” beginning on page 17 of this Proxy Statement for a description of such arrangements.

Annual Bonuses

Mr. Bazet is eligible to receive an annual bonus pursuant to the terms of his employment agreement. Under the terms of Mr. Bazet’s employment agreement, Mr. Bazet is entitled to a bonus equal to 2.5% of the Company’s pre-tax operating profit, subject to adjustment for certain extraordinary or other nonrecurring or unusual items, plus an additional performance bonus of $75,000, $100,000 or $150,000 if pre-tax operating profit in any fiscal year during the employment period exceeds $5 million (but is less than $7 million), exceeds $7 million (but is less than $8.5 million) or exceeds $8.5 million, respectively. Please see the 2013 Summary Compensation Table, shown on page 13 of this Proxy Statement, for the annual bonus received by Mr. Bazet in 2013 pursuant to the terms of his employment agreement.

Under the Company’s 2013 Executive Incentive Plan (the “Plan”), Ms. Washlow and Mr. Ben were entitled to earn cash bonuses based upon the achievement by the Company of a pre-established performance goal for 2013. The 2013 performance goal consisted of a targeted operating profit level of the Company. If the target operating profit level was exceeded by an identified amount, each named executive officer would be entitled to receive 100% of her or his respective “target” award. If the target operating profit level was not met but one of five lesser identified operating profit levels was achieved, each named executive officer would be entitled to receive 50%, 60%, 70%, 80% or 90% of her or his respective “target” awards depending on the level of operating profit achieved. Under the Plan, the “target” award for Ms. Washlow was 40% of base salary and the “target” award for Mr. Ben was 35% of base salary. For purposes of the Plan, “operating profit” is calculated based on the Company’s consolidated results, without regard to extraordinary or other nonrecurring items or unusual items in accordance with generally accepted accounting principles. For 2013, the operating profit performance goal was not achieved; however, the Compensation Committee approved incentive payments of $5,000 each to Ms. Washlow and Mr. Ben.

Equity Awards

No equity awards were granted to Mr. Bazet, Ms. Washlow or Mr. Ben in 2013.

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have not Vested (#)		Market Value of Shares of Stock That Have not Vested ($) (5)
James R. Bazet	75,000	–		10.7800	2/28/17	–		–
	15,400	7,700	(1)	3.8400	2/28/21	7,700	(3)	23,254
	7,700	15,400	(2)	4.5000	3/1/22	11,550	(4)	34,881

Sally A. Washlow	10,000	–		10.7800	2/28/17	–		–
	7,700	3,850	(1)	3.8400	2/28/21	3,850	(3)	11,627
	3,850	7,700	(2)	4.5000	3/1/22	5,775	(4)	17,441

Robert J. Ben	2,500	–		10.7800	2/28/17	–		–
	1,900	3,800	(1)	3.8400	2/28/21	1,900	(3)	5,738
	7,700	3,850	(2)	4.5000	3/1/22	5,775	(4)	17,441

(1)	These options were granted on March 1, 2011 and vest over a period of three years at a rate of 33 1/3% per year.

(2)	These options were granted on March 1, 2012 and vest over a period of three years at a rate of 33 1/3% per year.

(3)	These restricted shares were granted on March 1, 2011 and vest over a period of four years at a rate of 25% per year.

(4)	These restricted shares were granted on March 1, 2012 and vest over a period of four years at a rate of 25% per year.

(5)	The amounts shown in this column are based on the per-share closing price of the Company’s Common Stock on December 31, 2013.

ADDITIONAL NARRATIVE DISCLOSURE – RETIREMENT AND POST-TERMINATION ARRANGEMENTS

Executive Deferred Compensation Plan

The Executive Deferred Compensation Plan was established by the Company to provide retirement benefits to Mr. Bazet pursuant to the terms of his employment agreement. This plan was negotiated by the Company and Mr. Bazet at the time he commenced employment with the Company. As of December 31, 2013, Mr. Bazet is fully vested and has completed 16 years of service with the Company for purposes of determining benefits under the plan.

If Mr. Bazet’s employment is terminated for reasons other than death, his total annual benefits under the plan will be equal to 60% of his “average annual compensation” (the average of his salary and bonus for the three years in which that combined amount was the highest). If Mr. Bazet becomes entitled to retirement benefits under the plan, he will receive benefits for a payment period of 15 years.

The estimated benefits payable upon retirement to Mr. Bazet are not determinable because future salary information and the age at which Mr. Bazet will retire are unknown. Assuming that Mr. Bazet’s average annual compensation equals the aggregate of his 2012 salary and bonus, Mr. Bazet will be entitled to a yearly benefit under the plan of $435,385. Using his 2013 salary and bonus, he would be entitiled to a yearly benefit of $367,070.

Mr. Bazet’s beneficiary is entitled to receive benefits under the Executive Deferred Compensation Plan in the event of Mr. Bazet’s death while employed at the Company and prior to Mr. Bazet’s receipt of retirement payments under the plan. Annual benefits will be paid over ten years (or the beneficiary can elect to receive a lump sum payout) and will equal the greater of (i) 100% of Mr. Bazet’s annual salary in the year of his death and (ii) the amount of payment Mr. Bazet would have received if his employment had terminated for reasons other than his death or for cause.

2002 Deferred Compensation Plan for Select Executives

The 2002 Deferred Compensation Plan for Select Executives was established by the Company to provide retirement benefits to certain executives selected by the Company, including Ms. Washlow and Mr. Ben. A participant must be credited with at least four years of service with the Company to be entitled to any benefits under the plan at which time the participant is 10% vested. If the participant remains employed with the Company beyond four years, the participant’s vested percentage will increase in 10% increments annually until he or she reaches seven years of service; and thereafter, the vested percentage will increase in 20% increments until the participant is fully vested at ten years of service.

Under the terms of the 2002 Deferred Compensation Plan for Select Executives, the participant will be deemed to have completed ten years of service in the event of the participant’s disability or a change in control (as defined in the plan). The plan provides that an account will be maintained for each participant, and, as of each December 31 following December 31, 2002 (or later if the participant’s entry date into the plan is after that date), an amount will be credited to the participant’s account together with an adjustment for any investment gains or losses and expenses, which are or would be realized by the Company for the preceding twelve months (or shorter period if the entry date is after January 1). The annual amount contributed by the Company is determined based upon such key factors as: (i) the participant’s years remaining to age 65; (ii) the participant’s base salary at entry date (adjusted prospectively for any significant change in this base salary due, for example, to a promotion); (iii) an assumed percentage increase in the participant’s salary per annum; (iv) an assumed gross return on investments; and (v) an annual benefit paid over a ten year period based on 50% of the average of the participant’s projected salary for the three years prior to attaining age 65. Under the terms of the plan, the Company is not required to actually invest the participant’s account balance in any such investment media nor even set assets aside in an amount equal to the participant’s account balance but must in its sole discretion select an investment media in which the participant’s account balance is to be considered, for bookkeeping purposes only, as invested. Currently, the Compensation Committee has approved the use of insurance on a participant’s life as the investment media for determining a participant’s investment gains or losses and expenses. As of December 31, 2013, Ms. Washlow and Mr. Ben have completed six and five years of service, respectively, with the Company for purposes of determining benefits under the plan.

Upon termination of a participant’s employment with the Company for reasons other than death or cause, as defined in the plan, a participant will receive his or her account balance in ten annual installments, with the first installment commencing on the January 1 following the later of the date of the participant’s termination of employment and the date on which the participant attains age 65.

The estimated benefits payable upon retirement to Ms. Washlow and Mr. Ben under the plan are not determinable because future investment gains or losses and expenses and the age at which they will retire are unknown.

A participant’s beneficiary is entitled to receive payments for five years under the plan in the event of the participant’s death while employed at the Company and prior to the participant’s receipt of retirement payments under the plan. The payments, made biweekly, will be based on 50% of the participant’s annual compensation for the calendar year during which the participant’s death occurs.

Tax-Qualified Retirement Plan

The Company has a tax-qualified retirement savings plan, the Cobra Electronics Corporation Profit Sharing and 401(k) Incentive Savings Plan (the “401(k) Plan”), under which participating employees may contribute up to the yearly statutory maximum into their 401(k) Plan accounts. In addition, under the 401(k) Plan, the Company matches amounts contributed by the participant up to a certain percent of earnings, not to exceed the statutory maximum. The 401(k) Plan also allows the Company to make discretionary profit sharing contributions to the 401(k) Plan accounts for the benefit of participating employees for any calendar year in an amount determined by the Board of Directors.

Post-Termination Benefits Under Employment Agreements

The employment agreements with Mr. Bazet, Ms. Washlow and Mr. Ben provide for certain post-termination benefits, as described below, upon certain terminations of employment. The employment agreements also include non-compete and non-solicit provisions that would apply for up to one year following the executive’s termination of employment and confidentiality provisions that would apply for an unlimited period of time following the named executive officer’s termination of employment.

Under the terms of Mr. Bazet’s employment agreement, if Mr. Bazet’s employment is terminated by the Company for reasons other than cause, death or disability, or if he voluntarily terminates his employment after (i) Mr. Bazet’s removal as a director of the Company prior to the termination of Mr. Bazet’s full-time employment (subject to certain exceptions), (ii) Mr. Bazet’s demotion in title or responsibilities and duties, other than Mr. Bazet ceasing to be Chairman of the Board, (iii) the prevention of Mr. Bazet by the Board of Directors of the Company from exercising the duties and responsibilities Chief Executive Officer, or (iv) an uncured breach by the Company of a material term of Mr. Bazet’s employment agreement (each of clause (i) through (iv) being referred to herein as a “Change in Status”), he will be entitled to receive the following termination benefits:

•	Salary through and including the effective date of termination;

•	Any annual performance bonus earned but not yet paid for any fiscal year of the Company ended on or prior to the effective date of termination;

•	Other employee benefits in accordance with applicable plans and programs of the Company for claims incurred, or benefits accrued and vested, on or prior to the effective date of termination;

•	The retirement benefits described previously under “Executive Deferred Compensation Plans;”

•	A payment equal to $32,000; and

•	Severance payments, payable over a period of 18 months, in an amount equal to 1.5 times Mr. Bazet’s annual salary.

In connection with Ms. Washlow’s promotion to the position of President, Mr. Bazet waived any “Change in Status” that would have resulted from his ceasing to hold the title of President. In addition, Mr. Bazet will be entitled to receive a pro-rated annual performance bonus for any portion of the fiscal year prior to such termination or a termination due to disability. Mr. Bazet would also receive a one-time payment equal to $32,000 for a termination due to disability.

In the event that Mr. Bazet’s employment is terminated by the Company for reasons other than cause, death or disability within 24 months following a change of control (as defined in Mr. Bazet’s employment agreement), he will be entitled to the termination benefits described above except that, in lieu of the severance payments specified above, he will receive a payment upon termination of employment in an amount equal to two times his annual salary, payable either in a lump sum or over a period of 24 months. In addition, all outstanding equity awards held by Mr. Bazet would become fully vested in the event of a change in control (as defined in the Company’s 2010 Equity Incentive Plan).

Under the terms of Ms. Washlow and Mr. Ben’s employment agreements, if the executive’s employment is terminated by the Company for reasons other than cause, death or disability, or if the executive voluntarily terminates her or his employment after (i) a material diminution in the executive’s authority, duties or responsibilities as an officer of the Company, (ii) a material change in the geographic location at which the executive must perform services or (iii) a material breach by the Company of the terms of the executive’s employment agreement (each of clause (i) through (iii) being referred to herein as a “Material Negative Change”), the executive will be entitled to receive the following termination benefits:

•	Salary through and including the effective date of termination;

•	Salary continuation payments for a period of 6 months following the effective date of termination;

•	Continued healthcare coverage for a period of 6 months following the effective date of termination; and

•	Outplacement benefits (up to a maximum fee of 15% of the executive’s total compensation).

In addition, Ms. Washlow and Mr. Ben would be entitled to receive a pro-rated annual performance bonus for any portion of the fiscal year prior to such termination. In the event of a change in control (as defined in the Company’s 2010 Equity Incentive Plan), all outstanding equity awards held by Ms. Washlow and Mr. Ben would become fully vested.

2013 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Mr. Bazet, as an employee of the Company, receives no additional fee for service as a director. The following table details the compensation provided to each non-employee director for 2013:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	All Other Compensation	Total ($)
William P. Carmichael	60,900	-	-	60,900
John S. Lupo	46,900	-	-	46,900
Ian R. Miller	56,700	-	-	56,700
S. Sam Park	52,400	-	-	52,400

(1)

Consists of the amounts described below under “Cash Compensation.” In 2013, directors who were not employees of the Company, received an annual retainer of $30,000. In addition, for service as a committee chairperson, each received the following annual retainer: Mr. Carmichael, $15,000 as Audit Committee chair; Mr. Miller, $12,000 as Compensation Committee chair; and Mr. Park, $6,000 as Governance and Nominating Committee chair.

Cash Compensation

Retainers

Directors who are not employees of the Company receive annual retainers of $30,000.

Attendance Fees

Each non-employee director receives a fee of $1,500 for attendance at each Board of Directors meeting and a fee of $500 for attendance at each committee meeting, not to exceed one Board of Directors meeting and one committee meeting or two committee meetings on any one day. When a committee meeting occurs on the same day as a Board of Directors meeting or another committee meeting, the fee of the committee meeting or meetings is reduced to $400 for each such committee meeting.

Chairmanships

Committee chairpersons are paid an additional annual retainer as follows: Governance and Nominating Committee chair, $6,000; Audit Committee chair, $15,000; and Compensation Committee chair, $12,000.

Equity-Based Compensation

Directors did not receive any equity-based compensation in 2013.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements of the Company set forth in the Company’s 2013 Summary Annual Report to Shareholders and the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 with management of the Company. The Audit Committee also discussed with Grant Thornton LLP, independent registered public accounting firm for the Company, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles, the matters required to be discussed by Public Company Accounting Oversight Board (United States) Auditing Standard No. 16 (Communications with Audit Committees).

The Audit Committee has received the written communication from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, has considered the compatibility of non-audit services with the auditors’ independence, and has discussed with Grant Thornton LLP their independence from the Company.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for 2013 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

William P. Carmichael (Chair)

John S. Lupo

S. Sam Park

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Aggregate fees billed to the Company for the fiscal years ended December 31, 2013 and 2012 by Grant Thornton LLP (“Grant Thornton”) are as follows:

	2013	2012
Audit Fees (1)	$436,717	$407,115
Audit Related Fees (2)	13,000	12,862
Tax Fees
Compliance (3)	3,577	3,413
Planning and advice (4)	17,000	7,000
All Other Fees	-	-

	$470,294	$430,390

(1)

Audit fees cover: professional services performed by Grant Thornton LLP in the audit of the Company’s annual financial statements included in the annual report on Form 10-K; the review of financial statements included in the Company’s quarterly reports on Form 10-Q; and services normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consist of fees billed for assurance and related services performed by Grant Thornton LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported as audit fees. This includes audits of the Company’s employee benefit plan, consultations with respect to financial reporting and accounting standards and Sarbanes-Oxley Section 404 matters.

(3)	Tax compliance fees consist of fees billed for Grant Thornton LLP’s preparation of the Cobra Electronics Europe Limited income tax return.

(4)	Tax planning and advice fees consist of fees billed for Grant Thornton LLP’s assistance with corporate tax structure.

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the Company’s independent registered public accounting firm, and has established a policy concerning the pre-approval of services performed by the Company’s independent registered public accounting firm. Each proposed engagement not specifically identified by the SEC as impairing independence is evaluated for independence implications prior to entering into a contract with the independent registered public accounting firm for such services. The Audit Committee has approved in advance certain permitted services whose scope is consistent with auditor independence. These services are (i) statutory audits of Company subsidiaries, (ii) services associated with SEC registration statements and other documents filed with the SEC, (iii) consultations related to adoption of new accounting or auditing pronouncements, disclosure requirements or other accounting related regulations, (iv) Sarbanes-Oxley Section 404 compliance matters and (v) the audit of the Company’s employee benefit plan. The Audit Committee pre-approved all Audit-Related fees in 2013 and 2012. The Audit Committee has advised the Board of Directors that it has determined that the non-audit services rendered by the Company’s independent auditors during 2013 are consistent with maintaining the independence of Grant Thornton. In 2013 there were no instances in which the specified pre-approval requirement was waived.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of copies of reports of ownership, reports of changes of ownership and written representations under Section 16(a) of the Exchange Act which were furnished to the Company by persons who were, at any time during 2013, directors or executive officers of the Company or beneficial owners of more than 10% of the outstanding shares of Common Stock, the Company believes that all forms were filed in a timely manner during 2013, except that one transaction was reported late on a Form 4 filed by S. Sam Park.

PROPOSAL II – RATIFICATION

OF THE APPOINTMENT OF

GRANT THORNTON LLP AS

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE YEAR

ENDING DECEMBER 31, 2014

The Company’s Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the year ending December 31, 2014. Shareholder ratification of the appointment of Grant Thornton is not required; however, the Board of Directors has elected to seek such ratification. If the shareholders of the Company fail to ratify the appointment of Grant Thornton, the Audit Committee will reconsider the appointment of Grant Thornton.

The Company expects representatives of Grant Thornton to be present at the 2014 Annual Meeting of Shareholders, and the representatives will be given an opportunity to make a statement if they choose to do so and to respond to questions from shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD.

PROPOSAL III – ADVISORY VOTE ON

EXECUTIVE COMPENSATION

The Board of Directors proposes that shareholders approve the compensation paid to our named executive officers as described on pages 12 to 19 of this Proxy Statement. At the 2013 Annual Meeting of Shareholders, shareholders were asked to vote on a proposal seeking their views as to how often the say-on-pay vote should be held. A majority of shareholders indicated a preference for holding such a vote on an annual basis. Accordingly, the Board of Directors decided that the advisory vote on executive compensation will be held on an annual basis at least until the next non-binding shareholder vote on the frequency with which the advisory vote should be held. We are providing this vote as required by Section 14A of the Exchange Act and Rule 14a-21 thereunder. Because your vote is advisory, it will not be binding on the Board of Directors. However, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

As described under “Executive Compensation,” the objectives of the Company’s executive compensation programs are to align executive compensation with the Company’s business objectives, including a focus on improved financial operating performance and stock price appreciation, and to enable the Company to attract, retain and reward executive officers who contribute the Company’s long-term success. Consistent with these objectives, the Board of Directors has developed and approved an executive compensation philosophy to provide a framework for the Company’s executive compensation programs. Accordingly, we are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement by voting FOR the following resolution.

THE BOARD OF DIRECTORS BELIEVES THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED ON PAGES [10] TO [16] OF THIS PROXY STATEMENT. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD.

SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

The 2015 Annual Meeting of Shareholders is expected to be held on May 12, 2015. In order to be considered for inclusion in the Company’s proxy materials for the 2015 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company no later than November 28, 2014. In addition, regardless of whether a shareholder nominee for director or other proposal is included in the Company’s 2015 Proxy Statement as a nominee or proposal to be considered by shareholders, the Company’s Bylaws establish an advance notice procedure for shareholder nominees and proposals to be brought before the annual meeting of shareholders. A shareholder nomination or proposal intended to be brought before the 2015 Annual Meeting of Shareholders must be received by the Company after the close of business on February 2, 2015 and prior to the close of business on February 27, 2015. The Company’s Bylaws contain specific information requirements regarding a shareholder’s ability to nominate a director. All nominations and proposals should be directed to the attention of Robert J. Ben, Secretary, 6500 West Cortland Street, Chicago, Illinois 60707.

REQUEST TO VOTE, SIGN, DATE AND RETURN PROXIES

Whether or not you plan to attend the 2014 Annual Meeting of Shareholders on May 13, 2014, please mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope.

OTHER MATTERS

At the date of this Proxy Statement, other than the election of the Class I directors, the ratification of the appointment of the Company’s independent registered public accountants for the year ending December 31, 2014 and the approval of the Company’s executive compensation, the Board of Directors is not aware of any matters that may be brought before the 2014 Annual Meeting. However, if any other matters properly come before the 2014 Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote that proxy in accordance with their judgment on such matters. In addition to use of the mails, the Company may also solicit proxies by telephone, telegraph or similar means.

The Company has engaged Morrow & Co., LLC to assist the Company in its solicitation of proxies. The Company will pay Morrow & Co., LLC a base fee of $7,500 plus customary costs and expenses for its services. In addition, upon request, the Company will reimburse brokers, dealers, banks and trustees or their nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock. Officers and other regular employees of the Company will not receive any additional compensation in connection with this solicitation.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE REQUIRED FINANCIAL STATEMENTS WILL BE FURNISHED WITHOUT CHARGE, BY FIRST CLASS MAIL, UPON THE WRITTEN OR ORAL REQUEST OF ANY SHAREHOLDER, INCLUDING ANY BENEFICIAL OWNER ENTITLED TO VOTE AT THE MEETING, DIRECTED TO THE ATTENTION OF ROBERT J. BEN, SECRETARY, 6500 WEST CORTLAND STREET, CHICAGO, ILLINOIS 60707, TELEPHONE: (773) 889-8870. SUCH REPORT IS ALSO AVAILABLE THROUGH THE COMPANY’S WEBSITE AT WWW.COBRA.COM.

By order of the Board of Directors,

ROBERT J. BEN

Secretary

Cobra Electronics Corporation

Chicago, Illinois

March 28, 2014

ANNUAL MEETING OF SHAREHOLDERS OF

COBRA ELECTRONICS CORPORATION

May 13, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and 10-k

are available at http://www.cobra.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 20230300000000000000 4	051314

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:				2.	RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: O James R. Bazet	Class I (Term Expiring in 2017)
		O William P. Carmichael	Class I (Term Expiring in 2017)			FOR	AGAINST	ABSTAIN
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			3.	ADVISORY VOTE ON EXECUTIVE COMPENSATION:	☐	☐	☐

☐	FOR ALL EXCEPT
	(See instructions below)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” BOTH NOMINEES in Proposal 1 and “FOR” Proposals 2 and 3, and in the discretion of the proxyholders on any other matter that properly comes before the meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
				PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢

Note:  Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

☐                                 ¢

PROXY

COBRA ELECTRONICS CORPORATION

6500 West Cortland, Chicago, IL 60707

Proxy for Annual Meeting of Shareholders on May 13, 2014

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John S. Lupo and Ian R. Miller as proxies, each with full power to appoint his substitute and power to act alone, to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Cobra Electronics Corporation, to be held May 13, 2014 at the offices of Sidley Austin LLP, One South Dearborn, Room 37N12, Chicago, IL 60603, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side)

¢	14475 ¢